EXHIBIT 99.1

New Chronic Pain Relief Product “Venodol” Now Available for Pre-order at Venodol.com

Venodol™ is a Non-opioid, Non-addictive Over-the-Counter Alternative to Opioid and Steroidal Analgesics

URBANDALE, Iowa, August 7, 2017 /PRNewswire/ -- Spotlight Innovation Inc. (OTCQB: STLT), a pharmaceutical company targeting rare, emerging and neglected diseases, today announced that its subsidiary Caretta Therapeutics’ new over-the-counter chronic pain relief product, Venodol roll-on, is now available for pre-order in the U.S. at venodol.com.

Venodol roll-on is a topical analgesic formulated to provide long-lasting relief from chronic pain associated with inflammation, including joint pain, tendinitis, arthritis (excluding osteoarthritis), and body aches. In the coming months Caretta Therapeutics plans to introduce additional Venodol product formats and to expand distribution to mass merchandise retailers through its Master Broker Agreement with a premier global distribution brokerage firm. Venodol pre-orders are expected to ship on or before August 21, 2017.

“We created Venodol to fill a need for a non-opioid alternative for the treatment of chronic pain,” said John Krohn, Spotlight Innovation’s President and Chief Executive Officer. “Chronic pain has a negative impact on the quality-of-life of millions of Americans, and we are proud to offer Venodol as an alternative to opioid analgesics.”

Venodol topical roll-on is a homeopathic, non-opioid, non-addictive, non-steroidal analgesic that is easy-to-use and scent-free. Venodol does not contain other non-steroidal anti-inflammatory drugs (NSAIDs) such as aspirin, naproxen sodium or ibuprofen, and it does not contain acetaminophen. Venodol’s active ingredient, cobra venom, is listed as an analgesic in the Homeopathic Pharmacopoeia of the United States (HPUS).

About Caretta Therapeutics, Inc.

Caretta Therapeutics, Inc., develops and markets over-the-counter (OTC) analgesic products formulated to provide relief from chronic pain associated with inflammation. Caretta Therapeutics is a subsidiary of Spotlight Innovation Inc.

About Spotlight Innovation Inc.

Spotlight Innovation Inc. (OTCQB: STLT) identifies and acquires rights to innovative, proprietary technologies designed to address unmet medical needs, with an emphasis on rare, emerging and neglected diseases. To find and evaluate unique opportunities, we leverage our extensive relationships with leading scientists, academic institutions and other sources. We provide value-added development capability to accelerate development progress. When scientifically significant benchmarks have been achieved, we will endeavor to partner with proven market leaders via sale, out-license or strategic alliance. For more information, visit www.spotlightinnovation.com or follow us on www.twitter.com/spotlightinno.

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Forward-Looking Statements

Statements in this press release that are not purely historical are forward-looking statements. Forward-looking statements herein include statements regarding Spotlight Innovation’s efforts to develop and commercialize its various technologies and products, to achieve its stated benchmarks, and the effects of Venodol. Actual outcomes and actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties, such as: the inability to finance the planned development of the technologies; the inability to hire appropriate staff to develop the technologies; unforeseen technical difficulties in developing the technologies; the inability to obtain regulatory approval for human use; competitors’ therapies proving to be more effective, cheaper or otherwise more preferable; the inability to market a product; or, failure by customers to achieve desired effects of Venodol. All of which could, among other things, delay or prevent product release, as well as other factors expressed from time to time in Spotlight Innovation’s periodic filings with the Securities and Exchange Commission (SEC). As a result, this press release should be read in conjunction with Spotlight Innovation’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release and Spotlight Innovation undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Source: Spotlight Innovation Inc.

Press Contact

Rene Erickson

Spotlight Innovation Inc.

(515) 274-9087

corpcomm@spotlightinnovation.com

Investor Contact

Stephanie Prince

PCG Advisory Group

(646) 762-4518

sprince@pcgadvisory.com

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